[LETTERHEAD OF MURPHY & MURPHY, CPA, LLC]


                                         January 8, 2002


To Whom it May Concern:

     We hereby consent to the use of our audit report dated February 19, 2001, in this Registration Statement on Form SB-2 of Wizzard Software Corporation for the years ended December 31, 2000, and 1999, which is part of this Registration Statement on Form SB-2, and all references to our firm included in this Registration Statement on Form SB-2.

                                           /s/ Murphy & Murphy, CPA, LLC

                                          Murphy & Murphy, CPA, LLC

Clinton, Maryland

January 8, 2002